Exhibit 99.1

PRESS RELEASE                                    Source: Auto Data Network, Inc.

           AUTO DATA NETWORK ANNOUNCES INVESTMENT IN DCS AUTOMOTIVE -
              EUROPE'S LARGEST DEALER MANAGEMENT SYSTEMS PROVIDER

Monday March 15, 9:20 am ET

Company Cites Opportunity for its "DMS Plus" With DCS' 11,000 Clients

NEW YORK--(BUSINESS WIRE)--March 15, 2004--Auto Data Network Inc. (OTCBB:ADNW -
News), a provider of software and real-time data services to the automotive industry, today announced that it has invested $11 million in DCS Automotive, Europe's largest dealer management system (DMS) provider and a division of DCS Group, PLC., for a one-third equity interest. Under the terms of the investment, ADN has the right to purchase the remaining two-thirds equity interest in DCS Automotive upon the completion of certain financial performance criterion by DCS.

Auto Data Network Chairman, Chris Glover, commented, "This is an extremely important transaction for ADN as it marks our entrance into the dealer management system (DMS) segment of our market. Over the last twelve months, we have acquired companies that have added depth to our 'DMS Plus' offering. The addition of DCS provides a substantial channel to our product offering." Mr. Glover continued, "DCS is the leading provider of DMS systems in France, Germany and Switzerland with in excess of 11,000 clients - this client base is in the same range as market leaders Reynolds and Reynolds (NYSE:REY - News) and ADP automotive (NYSE:ADP - News). Revenues from DCS' existing business are projected to reach $60 million this year. Our incremental opportunity is to overlay our 'DMS Plus' product range to DCS' client base."

Upon the exercising of ADN's right to purchase the remaining two thirds of DCS Automotive, Stephen Yapp, CEO of DCS Automotive's parent DCS Group plc, will join ADN's board of directors.

About Auto Data Network

Auto Data Network is a group of established companies which provide software products and services to the automotive industry. The company's main customer base is the auto dealership marketplace. This marketplace consists of approximately 78,000 dealers in North America and 92,000 dealers in Europe. The company estimates that this represents a $15 billion market for Software and Services specifically for auto dealerships. The company supplies a suite of software solutions and services that enable dealerships to run their businesses more efficiently whilst achieving considerable cost savings. The majority of the company's current solutions is focused on serving the aftermarket and finance areas of dealerships. These areas are of particular importance as the aftermarket business is responsible for 48% of a dealerships profit from 12% of their overall revenue. The second most profitable area is vehicle finance and insurance this area contributes 35% of profits from 2% of revenues.

About DCS Automotive

DCS Automotive is European leader in the provision of IT business solutions to the automotive retail sector in Europe. Established in 1976, DCS Automotive has evolved from a supplier of dealer management systems and now specializes in flexible, connective technologies and services designed exclusively for the automotive industry.

DCS Automotive has offices in the UK, France, Germany, Spain, Switzerland and Asia, as well as agents and representations throughout the rest of the world. Its customers include the world's leading manufacturers, distributors and retail motor groups, including Renault, Volkswagen, BMW and leading distributor groups across Europe.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including increased competition; the ability of the Company to expand its operations through either acquisitions or internal growth, to attract and retain qualified professionals, and to expand commercial relationships; technological obsolescence; general economic conditions; and other risks detailed time to time in the Company's filings with the Securities and Exchange Commission (SEC).

Contact:
     Auto Data Network, Inc.
     Sue Allwork, 01144 1892 511 566
     info@autodatanetwork.com
      or
     Investor Relations Contact:
     Walls Street Investor Relations Corp.
     Joe Zappulla, 212-681-4100
     jzappulla@wallstreetir.com

Source: Auto Data Network, Inc.